Exhibit 23.1

Date : March 15, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Computron Inc. (CIK#: 0001622867)

We consent to the incorporation by reference of our report dated March 15, 2016, in form 10-K with respect to our audit of the financial statements of the Company as of December 31, 2015 and the results of its operations and cash flows for the year ended then, included in the filing of this form 10-K.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A (Isr)

Jerusalem Israel